EXHIBIT 23.8
April 25, 2011
Magnum Hunter Resources Corporation
777 Post Oak Boulevard, Suite 650
Houston, Texas, USA
77056
Dear Sirs/Mesdames:

RE:	LETTER OF CONSENT
As independent petroleum consultants, we hereby consent to the incorporation by reference in this Registration Statements on Form S-3 and any amendment thereof of Magnum Hunter Resources Corporation, and in the related prospectus and any prospectus supplement, of information relating to our report setting forth the estimates of the oil and gas reserves and revenues from the oil and gas reserves of NuLoch Resources Inc. as of December 31, 2010. We also consent to the references to our firm contained in this Registration Statement and in the Prospectus and any Prospectus Supplement relating to the Registration Statement listed above, including under the caption “Experts”.
Yours truly,
AJM Petroleum Consultants

Douglas S. Ashton, P. Eng.
Vice President Engineering
Calgary, Alberta, Canada
/epm
East Tower, Fifth Avenue Place   6th Floor, 425 — 1st Street S.W. Calgary, Alberta, Canada T2P 3L8
phone 403.648.3200   fax 403.265.0862   web www.ajmpetroleumconsultants.com